EXHIBIT 10.13


             GRAFTECH INTERNATIONAL LTD. 1995 EQUITY INCENTIVE PLAN


                  This 1995 Equity Incentive Plan was originally adopted by the Board of Directors of GrafTech International Ltd. (formerly, UCAR International Inc.) as of July 17, 1995. It was subsequently amended. This document restates the Plan as amended (including amendments to eliminate provisions which are no longer operative or which have been adopted concurrently with this restatement) through July 31, 2003.

1. Purposes.

                  The purposes of the GrafTech International Ltd. 1995 Equity Incentive Plan (the "Plan") are to: advance the interests of GrafTech International Ltd. ("GrafTech") and its stockholders by providing incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of GrafTech and its subsidiaries and owned affiliates (collectively, the "Company"); assist the Company in attracting, retaining and motivating highly qualified employees; make the Company's compensation program competitive with those of other major employers; and allow the Company to use equity to compensate certain consultants, advisers and other non-employees of the Company and its Subsidiaries for services rendered to the Company or its Subsidiaries.

                 2. Definitions and Interpretation.

                 2.1 "Award" means an award or grant made to a Participant under the Plan.

                 2.2 "Award Agreement" means the agreement provided in connection with an Award under the Plan.

                 2.3 "Award Date" means the date that an Award is made, as specified in the relevant Award Agreement.

                 2.4 "Board" means the Board of Directors of GrafTech.

                 2.5 "Change in Control" means the occurrence of any of the following events:

                        (i) any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of GrafTech;

                        (ii) any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of GrafTech;

                        (iii) Present Directors and New Directors cease for any
                  reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present

                  Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by GrafTech's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                        (iv) the stockholders of GrafTech approve a plan of
                  complete liquidation or dissolution of GrafTech; or

                        (v) consummation of:

                                    (x) a reorganization, restructuring,
                           recapitalization, reincorporation, merger or consolidation of GrafTech (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of GrafTech outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns GrafTech or all or substantially all of the assets of GrafTech or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of GrafTech, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of GrafTech, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                                    (y) any sale, lease, exchange or other
                           transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of GrafTech or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and
                           (v) (y) above, the divestiture of less than substantially all of the assets of GrafTech or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of GrafTech is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company.

                  For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000.

                 2.6 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                 2.7 "Committee" means the Organization, Compensation and Pension Committee of the Board. Where appropriate, references to the Committee shall include also the Chief Executive Officer of GrafTech.

                 2.8 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 6 months or longer.

                 2.9 "Dividend Equivalent" means an amount equal to the amount of the cash dividends that are declared and become payable during the period beginning on the day after the Award Date of the Stock Equivalent Units Award to which the Dividend Equivalent relates and ending on the Settlement Date of the Stock Equivalent Units Award.

                 2.10 "Employee" means all employees of the Company, including officers of GrafTech, as well as officers of GrafTech who are also directors of GrafTech.

                 2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 2.12 "Incentive Stock Option" or "ISO" means any Stock Option granted pursuant to this Plan which is designated in an Award Agreement as such by the Committee and which complies with Section 422 of the Code.

                 2.13 "Market Price" as of any date is the mean of the high and low prices of a share of Stock as reported by the principal stock exchange on which the Stock is listed (or, if not so listed, as reported by the principal inter-dealer quotation system on which the Stock is traded) on such date (or on the next preceding day such Stock was traded on such exchange or system), except that in the case of an SAR that is exercised for cash during the first three days of the ten day period set forth in Section 7.5, "Market Price" is the highest daily closing price of a share of Stock as so reported during such ten day period. Notwithstanding the foregoing, if an SAR is exercised during the 60 day period commencing on the date of a Change in Control, the Market Price for purposes of determining the stock appreciation shall be the highest of: (1) the Market Price of a share of Stock, as determined under the preceding sentence;
(2) the highest daily closing price of a share of Stock as so reported during the 90 day period ending on the date of exercise of the SAR; (3) the highest price per share of Stock shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Exchange Act by any person holding 20% of the combined voting power of GrafTech's then outstanding voting securities; or (4) the highest price paid or to be paid for a share of Stock pursuant to a tender or exchange offer as determined by the Committee.

                 2.14 "Non-Employee" means any consultant, adviser or other non-employee of the Company or any of its Subsidiaries who is specifically identified by the Board or the Committee.

                 2.15 "Non-Qualified Stock Option" means any Stock Option granted pursuant to this Plan which is not an Incentive Stock Option.

                 2.16 "Option Price" or "Exercise Price" means the amount that a Participant must pay to exercise an Option with respect to one share of Stock subject to such Option.

                 2.17 "Other Award" means, with respect to any Participant, (a) any award or right that is valued or measured in whole or in part by reference to, or is otherwise based on, Common Stock, including an award of shares of Common Stock (other than an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Equivalent Unit, Dividend Equivalent, Performance Unit or Restricted Matching Stock) and (b) any award issued in respect of any Other Award referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event. Other Awards permitted under the Plan shall include, without limitation, (a) phantom stock, stock units, performance shares, stock options and restricted shares of Common Stock with terms different than those specified herein for an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Equivalent Unit, Dividend Equivalent, Performance Unit or Restricted Matching Stock, and unrestricted shares of Common Stock and (b) awards and rights with respect to compensation previously earned or accrued.

                 2.18 "Outside Director" means a member of the Board who is not an Employee.

                 2.19 "Performance Unit" means an Award denominated in cash, the amount of which shall be based on the attainment over specified periods of individual performance targets or other parameters.

                 2.20 "Retirement" means retirement from employment by the Company with the right to receive immediately a non-actuarially reduced pension from the Company.

                 2.21 "Restricted Matching Stock" means Restricted Stock granted pursuant to Section 13.

                 2.22 "Restricted Stock" means Stock subject to restrictions on transfer, conditions of forfeitability, or any other limitations or restrictions as determined by the Committee.

                 2.23 "Settlement Date" means: (i) with respect to any Stock Option that has been exercised in whole or in part, the date upon which shares of Stock are to be delivered to the Participant and the Option Price therefor paid; (ii) with respect to any SARs that have been exercised, the date upon which cash or shares of Stock are to be paid or delivered to the Participant, as the case may be; (iii) with respect to Performance Units, the date upon which cash or shares of Stock are to be paid or delivered to the Participant, as the case may be; (iv) with respect to Dividend Equivalents, the date upon which cash or an Award of shares of Stock is to be paid or made to the Participant; (v) with respect to Stock Equivalent Units, the date upon which cash is to be paid to the Participant; or (vi) such other date as may be set forth in the relevant Award Agreement, in each case determined in accordance with the terms of the relevant Award Agreement.

                 2.24 "Stock" or "Common Stock" means the Common Stock of GrafTech.

                 2.25 "Stock Appreciation Right" or "SAR" means an Award that entitles a Participant to receive an amount described in Section 7.3.

                 2.26 "Stock Equivalent Unit" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the Market Price of one share of Stock on such date.

                 2.27 "Stock Option" or "Option" means an Award that entitles a Participant to purchase a share of Stock.

         In addition, and notwithstanding anything contained in the Plan to the contrary, in the event that any Award is made hereunder concurrently with an award under any version of The GrafTech International Ltd. Management Stock Incentive Plan (collectively, the "MSIP"), then the definitions and provisions of the MSIP shall apply to and govern the Award made hereunder to the extent necessary or appropriate for consistent administration and interpretation thereof and consistency in benefits and obligations with respect thereto.

3.       Participation.

                  The participants in the Plan ("Participants") shall be (i) those Employees serving in a managerial, administrative or professional position who are selected to participate in the

Plan by the Committee and (ii) Non-Employees. Outside Directors are not eligible for Awards under the Plan.

4.       Administration.

                  The Plan shall be administered by the Committee. The Committee shall have full power to: (i) interpret the Plan; (ii) select Award recipients (subject to clause (iv) below); (iii) set the terms and conditions of Awards;
(iv) delegate to the Chief Executive Officer of GrafTech the right to grant Awards to Non-Employees and Employees who are not officers or directors of GrafTech within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine;
(v) establish administrative regulations to further the purpose of the Plan; and
(vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. The members of the Committee shall not be eligible to participate in the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

5. Awards.

                 5.1 Types of Awards. Awards may be in any of the following forms: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Stock Equivalent Units; (v) Dividend Equivalents; (vi) Performance Units; (vii) Restricted Matching Stock; or (viii) Other Awards.

                 5.2 Award Agreements. All Awards shall be made pursuant to Award Agreements between the Participants and GrafTech. Award Agreements shall set forth the details, conditions and limitations for each Award, which may include the term of the Award (except that no Award (other than an Other Award) shall vest prior to the earlier of one year after the Award Date, the death of the Participant or a Change in Control, the provisions applicable in the event the Participant's employment terminates, and GrafTech's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Award Agreements shall be in such form as the Committee approves from time to time.

                 5.3 Maximum Number of Shares Available. The total number of shares of Stock (including Restricted Stock) optioned or granted under the Plan shall not exceed 500,000 shares. No Participant may be granted, in the aggregate, Awards which would result in the Participant receiving more than 20% of the maximum number of shares available for award under the Plan. If an Award expires unexercised or is forfeited, surrendered, cancelled or settled in cash in lieu of Stock, shares of Stock previously set aside for such Award shall be available for distribution in connection with future Awards; provided, however, that with respect to the unexercised portion of any forfeited, lapsed or cancelled Award, such shares shall not again be made subject to an Award to Participants who are subject to Section 16 of the Exchange Act if any Participant received directly or indirectly any of the benefits of ownership of the securities of GrafTech underlying such Award (including the receipt of dividend payments, but excluding (i) the right to vote such shares and (ii) the accumulation of dividends or Dividend Equivalents which also are forfeited).

                 5.4 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to Awards then outstanding and in the number of shares which are available thereafter for Awards under the Plan as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6. Stock Options.

                 6.1 Grant of Award. Stock Options may be awarded to any Participant. Except as otherwise provided below, Awards of Stock Options shall be subject to such terms and conditions as are established by the Committee and set forth in the Award Agreement. The Committee shall determine, with respect to each Stock Option Award and designate in the applicable Award Agreement, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option. A Non-Employee may not receive an Incentive Stock Option.

                 6.2 Option Price. The Option Price of each share of Stock subject to a Stock Option Award shall be specified in the Award Agreement, but in no event shall the Option Price be less than the Market Price of a share of Stock on the Award Date; provided, however, that in the case of an Option (other than an ISO) granted retroactively in tandem with or as a substitution for another Award, the Option Price shall not be less than 100% of the Market Price of a share of Stock on the Award Date of such other Award.

                 6.3 Terms of Option. A Stock Option shall be of no more than 10 years' duration and shall be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the Award Agreement, but in no event less than one year following the Award Date; (ii) the Participant's death; or (iii) a Change in Control. During a Participant's lifetime, a Stock Option shall be exercisable only by the Participant. A Stock Option shall be exercisable by a Participant only while the Participant is in active employment with the Company, except: (a) in the case of a Participant's death, Retirement or Disability; (b) during a three year period commencing on the date of a Participant's termination of employment by the Company other than for cause; (c) during a three year period commencing on the date of termination of employment, by the Participant or the Company, after a Change in Control, unless such termination of employment is for cause; (d) if the Participant is a Non-Employee, in which case the Committee shall determine the exercise period of the Option; or (e) if the Committee decides that it is in the best interest of the Company to permit individual exceptions. An Option may not be exercised pursuant to this Section 6.3 after the expiration date of the Option.

                 6.4 Payment of Option Price. An Option may be exercised with respect to part or all of the shares subject to the Option by giving written notice to the Corporation of the exercise of the Stock Option. Without limiting the Committee's authority under Section 15, the Option Price for the shares for which an Option is exercised shall be paid within ten business days after the date of exercise in cash, in whole shares of Stock, in a combination of cash and whole shares of Stock or in any other manner that the Committee may approve. The value of any share of

Stock delivered in payment of the Option Price shall be the Market Price on the date the Option is exercised.

                 6.5 Dividends on Shares Covered by Options. The Committee may, in its discretion, grant to Participants holding Stock Options the right to receive, with respect to each share covered by an Option, payments of amounts equal to the regular cash dividends paid to holders of Stock during the period that the Option is outstanding.

                 6.6 Limitation Applicable to ISOs. The aggregate fair market value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under the Plan or any other stock option plan maintained by GrafTech, shall not exceed $100,000. The fair market value of such shares of Stock shall be the Market Price on the date the related Stock Option is granted.

7. Stock Appreciation Rights.

                 7.1 Additional Right SAR. The Committee may award SARs to any Participant separately from any other Award to such Participant ("Additional Right SAR"). The exercise of an Additional Right SAR shall have no effect on the exercisability of any other Award and the exercise of any other Award shall have no effect on the exercisability of an Additional Right SAR.

                 7.2 Alternative Right SAR. The Committee may award SARs to any Participant in conjunction with any other Award to such Participant ("Alternative Right SAR"). The exercise of an Award granted in conjunction with an Alternative Right SAR shall terminate the Alternative Right SAR to the extent of the shares of Stock with respect to which the Award is exercised. The exercise of an Alternative Right SAR granted in conjunction with any other Award shall terminate the Award to the extent of the shares of Stock with respect to which the Alternative Right SAR is exercised.

                 7.3 Award. Upon the exercise of an SAR, the Participant shall receive an amount equal to the excess of the Market Price of a share of Stock on the Settlement Date over the Award Price of the SAR for the number of SARs exercised. Except as otherwise provided in the next sentence, Awards of SARs shall be subject to such other terms and conditions as are established by the Committee and set forth in the Award Agreement. The Award Price for (i) Additional Right SAR's shall be 100% of the Market Price of a share of Stock on the Award Date and (ii) Alternative Right SAR's shall be 100% of the Market Price of a share of Stock on the Award Date of the Award in conjunction with which it is granted; provided, however, that, in the case of an SAR granted retroactively in tandem with or as a substitution for another Award, the Award Price of an SAR shall not be less than 100% of the Market Price of a share of Stock on the Award Date of such other Award.

                 7.4 Form of Settlement. The Committee shall have the discretion to either (i) determine the form in which payment of an SAR shall be made or
(ii) consent to or disapprove the election of a Participant to receive cash in full or partial settlement of the SAR. Notwithstanding the foregoing, if a Participant exercises an SAR during the 60 day period commencing on the date of a Change in Control, the form of payment of an SAR shall be cash if such SAR was granted at least six months prior to the date of exercise and shall be Stock if such SAR was granted six months or less prior to the date of exercise.

                 7.5 Restrictions on Cash Exercise. Except in the case of an SAR that was granted at least six months prior to exercise and is exercised for cash during the 60 day period commencing on the date of a Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

                 7.6 Restrictions. If a Participant is a person subject to
Section 16 of the Exchange Act, the SAR may not be exercised within six months after the grant of an Option, unless otherwise permitted by law.

8. Restricted Stock.

                 8.1 Award. Shares of Restricted Stock may be awarded to any Participant. Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Committee and set forth in the Award Agreement. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specific business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Stock is held, the extent to which the holder of such Restricted Stock has rights of a stockholder and the circumstances under which such Restricted Stock shall be forfeited.

                 8.2 Transferability of Restricted Stock. Restricted Stock may not be assigned, transferred, pledged or sold by the Participant until the termination or lapse of the restrictions relating to the Award of the Restricted Stock.

                 8.3 Dividends. The Committee may provide in the Award Agreement that dividends on Restricted Stock may be paid currently in cash or credited to a Participant's account for subsequent distribution as determined by the Committee. The Award Agreement may provide for the reinvestment of dividends paid on Restricted Stock in shares of Stock.

9. Stock Equivalent Units.

                 Stock Equivalent Units may be awarded to any Participant. An Award of Stock Equivalent Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, the achievement of specific business objectives and other measurements of individual or business unit performance that may include, but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity and cumulative return on net assets employed.

10.      Dividend Equivalents.

                  Any Award Agreement in which Stock Equivalent Units are awarded may provide that such Stock Equivalent Units may accrue Dividend Equivalents. In lieu of awarding

Dividend Equivalents, the Committee may provide for automatic awards of additional Stock Equivalent Units on each date that cash dividends are paid on Stock in an amount equal to (i) the product of the dividend per share of Stock times the total number of Stock Equivalent Units then held by the Participant, divided by (ii) the Market Price of the Stock on the dividend payment date.

11.      Performance Units.

                  Performance Units may be awarded to any Participant. Performance Units shall be based on the attainment, over a specified period, of individual performance targets or other parameters, which may include earnings per share, total shareholder return, return on stockholders' equity, cash flow and cumulative return on net assets employed. Performance Units may be paid in Stock, cash or any other form as the Committee shall determine. An Award of Performance Units shall be subject to such other conditions and restrictions as are established by the Committee and set forth in the Award Agreement.

12.      Exercise Payments.

                  The Committee may award Participants the right to receive exercise payments when they exercise a Stock Option or SAR while an active Employee of the Company. The amount of the exercise payment shall be determined by the Committee, in its discretion, but may not exceed 60% of the excess of the Market Price of the underlying Stock on the date of exercise over the Option Price or Award Price, as the case may be. Such amount shall be reduced by any dividend payments received or credited with respect to the Award being exercised during the period that such Award was outstanding. At the discretion of the Committee, the exercise payments may be made in cash, shares of Stock or any combination thereof. In the case of the Participant's death, any exercise payments awarded to the Participant shall be paid if the Award is exercised within nine months after a Participant's death, but before the expiration of the Award. In the case of a Participant's Retirement, any exercise payments awarded to the Participant shall be paid if the Award is exercised within the later of
(i) three months after Retirement or (ii) three months after such Award becomes exercisable, but before the expiration date of such Award.

13. Restricted Matching Stock.

                  The Committee from time to time may authorize a Participant to elect within 60 days of the receipt of a variable compensation payment paid by the Company to the Participant to deposit with the Company shares of Stock owned by the Participant with a value on the date of deposit not exceeding twenty-five percent (25%) of the variable compensation payment, and receive a matching grant of an equal number of shares of Restricted Stock subject to such terms and conditions as may be determined by the Committee, including but not limited to the following:

                      (a) a Participant may designate shares of Stock held for the Participant's account in the UCAR Carbon Savings Plan in lieu of depositing shares of Stock owned by the Participant;

                      (b) the Restricted Stock shall be issued and registered in the name of the Participant but shall be held in the custody of the Company until the Restricted Stock becomes non-forfeitable;

                      (c) the Restricted Stock shall be nontransferable until such time as the Committee shall specify; and

                      (d) the Restricted Stock shall be forfeitable by the Participant in accordance with provisions determined by the Committee and set forth in the relevant Award Agreement.

This Section 13 does not limit the Committee's authority under Section 8 to grant Restricted Stock to Participants under different terms than those described in this Section 13.

14. Other Awards.

                  Commencing January 16, 2003, Other Awards may be granted to Participants who are Employees and, commencing June 26, 2003, Other Awards may be granted to Non-Employees. The Committee shall grant Other Awards to Participants. Other Awards may be granted alone or in addition to any other Awards granted under the Plan. The Committee shall establish the terms and conditions applicable to Other Awards granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Award Agreement or in amendments to the Plan. Such terms and conditions may include, without limitation, settlement in cash or shares of Common Stock or a combination thereof (which form of settlement may be either prescribed by the Committee or subject to the discretion of GrafTech or the Participant), performance measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), terms and conditions relating to withholding of taxes, transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to adjustments to reflect business combinations, provisions relating to dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and payment of exercise prices with outstanding shares of Common Stock). Notwithstanding any provision in this Plan to the contrary, (i) the Committee may delegate to the Chief Executive Officer of GrafTech the right to grant Other Awards to Non-Employees and Employees who are not officers or directors of GrafTech within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine and (ii) this provision shall be applied, in relation to grants of Other Awards to officers and directors, so that adoption hereof would not have required stockholder approval under Section 17.

15. Settlement of Awards.

                  At the Committee's discretion and except as otherwise provided in Section 7.4, Awards may be settled in cash, shares of Stock, other Awards or any combination thereof. The Committee may (i) require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards in cash and (ii) provide that Awards subject to deferred settlement include the payment or crediting of interest on deferred amounts or the payment of Dividend Equivalents on deferred settlements denominated in shares of Stock.

16.      General Provisions.

                 16.1 Transferability of Awards. No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act or the rules thereunder, unless otherwise determined by the Committee.

                 16.2 Unfunded Plan. Nothing contained herein shall require the Company to segregate any monies from its general funds, to create any trusts or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

                 16.3 No Right to Employment. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

                 16.4 Rights as a Shareholder. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a shareholder of GrafTech until he or she becomes the holder of record of the Stock covered thereby.

                 16.5 Applicable Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Connecticut and applicable federal laws (as to grants made prior to March 1, 2002) or the State of Delaware (as to grants made on or after March 1, 2002).

                 16.6 Successors and Assigns. The Plan and any Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant, the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

17. Amendment, Suspension, or Termination.

                 17.1 General Rule. The Board may suspend, terminate or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax or securities laws and other applicable laws, but may not, without approval by the holders of a majority of the outstanding shares of capital stock of GrafTech entitled to vote on the subject at a meeting of stockholders of GrafTech, (a) increase the total number of shares of Stock that may be optioned or granted under the Plan or (b) amend any provision of the Plan which, with respect to directors and officers (as defined in Rule 16a-1(f) under the Exchange Act) of GrafTech, materially modifies eligibility requirements, materially increases benefits or materially increases the number of shares of stock issuable.

                 17.2 Compliance with Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of the Plan. To the extent that any provision of the Plan or action by the Committee or its delegates fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Should the requirements of Rule 16b-3 change, the Board may amend the Plan to comply with the requirements of that Rule or any successor thereto.

18.      Tax Withholding.

                  The Company shall have the right to (i) make deductions from any settlement of an Award, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state, local or foreign taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Market Price of a share of Stock as of the Settlement Date of the applicable Award.

19. Effective Date and Duration of the Plan.

                  The Plan shall become effective upon the closing of the initial public offering of shares of Stock. No Award of Incentive Stock Options shall be granted under the Plan subsequent to June 30, 2005.

20.      Board Authority.

                  The Board shall have the authority to exercise any authority granted hereunder to the Committee or the Chief Executive Officer.